Lease Agreement May 26, 2023 Lessor Sumitomo Mitsui Trust Bank, Limited Lessee LifeVantage Japan Corporation

Summary of Terms (1) Lease Property Description of Building Location: 2- 16-4 Konan, Minato-ku, Tokyo Building Name: Shinagawa Grand Central Tower (2) Purpose of Use/ Type of Business Purpose of Use: offices Type of Business: Import, manufacture and sale of health foods and nutritional supplements, cosmetics and quasi-medical products, daily necessities, etc. (3) Lease Term July 1, 2023 to June 30, 2026 (4) Lot 9th floor office (details are as shown on the attached drawing) (5) Lease Area 147.47 tsubo (6) Monthly Rent 3,244,340 yen (excluding consumption tax and local consumption tax) 22,000 yen/tsubo (7) Monthly Common Area Charges 884,820 yen (excluding consumption tax and local consumption tax) 6,000 yen/tsubo (8) Security Deposit 38,932,080 yen As stated in Article 19.6 of this Agreement, the Lessee shall not assign its obligations relating to the security deposit to a third party or use such obligations as collateral for any debts. (Formula) Monthly rent x 12 months (9) Special Provisions 1. The Lessee (defined below and same applies hereinafter) agrees in advance that the above-stated building name may change in the future, and shall not make any claims, etc., including monetary claims, against the Lessor (defined below and same applies hereinafter) in the event of such a change of building name. 2. Notwithstanding the provisions of Article 3 (Lease Term) and Article 4 (Rent) of this Agreement (defined below and same applies hereinafter), the initial date for reckoning rent shall be November 1, 2023, and the Lessee shall not be required to pay a total of 14,275,096 yen, made up of 12,977,360 yen for rent for the period from July 1, 2023 to October 31, 2023, and 1,297,736 yen of consumption tax and local consumption tax on such amount (hereinafter referred to as the “Amount Equivalent to Exempt Rent”). 3. If this Agreement terminates due to any of the following reasons during the period from the date of execution of this Agreement until June 30, 2026, the Lessee must pay the Lessor the Amount Equivalent to Exempt Rent as a penalty, in addition to the payment pursuant to paragraph 3 of Article 20 (Termination) or paragraph 1 of Article 21 (Termination Without Cause). (1) Termination by the Lessor pursuant the provisions of Article 20 (Termination) of this Agreement (2) Termination by the Lessee pursuant to the provisions of Article 21 (Termination Without Cause) of this Agreement 4. The Lessor shall invoice the Lessee an amount calculated by multiplying the unit price of 32.63 yen/kWh plus the fuel cost adjustment by the actual electricity consumed (excluding consumption tax and local consumption tax) pursuant to item (1) of Article 7 (Miscellaneous Expenses to be Borne by the Lessee) of this Agreement), and the Lessee shall pay such amount in accordance with Article 8 (Payment Method) of this Agreement. If TEPCO Energy Partner, Inc. raises its unit price in the future, the Lessor may invoice the Lessee for the amount equivalent to such price increase, and the Lessee shall pay such amount in accordance with Article 8 (Payment Method) of this Agreement. The Lessee shall be exempt from appointing the joint and several guarantor set forth in Article 26 (Joint and Several Guarantor) of this Agreement. Therefore, the provisions of this Agreement regarding the joint and several guarantor shall not apply. 5. The Provision of a joint guarantor stipulated in Article 26 (Joint Guaranty) of this Agreement shall be exempted. Therefore, the provisions regarding the joint guarantor of this contract shall not apply.

Lease Agreement This Lease Agreement (hereinafter referred to as this “Agreement”) is made and entered into by and between the real estate trustee, Sumitomo Mitsui Trust Bank, Limited (hereinafter referred to as the “Lessor”) and LifeVantage Japan Corporation (hereinafter referred to as the “Lessee”) as stated below and in the Summary of Terms with regard to the lot specified in item (4) of the Summary of Terms (hereinafter referred to as the “Lease Space”) which is part of the building specified in item (1) of the Summary of Terms (hereinafter referred to as the “Building”). Article 1 (Lease Space Indications) The Lessor shall lease the Lease Space to the Lessee according to the terms and conditions set forth in this Agreement and the Lessee shall accept such terms and conditions and lease the Lease Space. Article 2 ( Purpose of Use) 1. The Lessee shall use the Lease Space solely for the purpose specified in item (2) of the Summary of Terms and the purpose of use and business type shall be specified in item (2) of the Summary of Terms. 2. The Lessee must obtain prior written consent from the Lessor before changing the purpose of use or business type set forth in the preceding paragraph. Article 3 (Lease Term) The lease term shall be as specified in item (3) of the Summary of Terms; provided, however, that unless the Lessor or the Lessee gives notice in writing to the other party of its intention not to renew at least six (6) months prior to the expiration of the lease, this Agreement shall be renewed according to the same terms and conditions (for the avoidance of doubt, the rent may be revised when renewing this Agreement in accordance with the provisions of Article 5) for a further two (2) years from the day immediately following the expiration of the lease term, and the same shall apply to any subsequent renewals upon expiration of the lease term. Article 4 (Rent) Rent shall be as specified in item (6) of the Summary of Terms. Article 5 (Revisions to Rent ) 1. If this Agreement is renewed, the Lessor may revise the rent set forth in the preceding

Article, and the same shall apply to any subsequent renewals. 2. Notwithstanding preceding paragraph, the Lessor may revise the rent in the event of a sharp rise in the price of commodities, a significant increase in the rent of adjacent land and buildings and taxes and public dues on land and building, or other significant changes in economic conditions, or in the event of alterations or improvements to the Building or the Lease Space. Article 6 (Common Area Charges) 1. In addition to the rent set forth in Article 4, the Lessee shall pay to the Lessor, the amount stated in item (7) of the Summary of Terms as expenses required for the maintenance and management of the Buildings’ common areas and shared facilities (hereinafter referred to as “Common Area Charges”). 2. The Lessor may revise Common Area Charges during the lease term if the amount of Common Area Charges becomes unreasonable due to an increase in expenses, fluctuations in the economic situation or other circumstances. Article 7 (Miscellaneous Expenses to be Borne by the Lessee) In addition to rent and Common Area Charges, the Lessee shall bear the following miscellaneous expenses (hereinafter referred to as “Miscellaneous Expenses”) incurred in connection with the use of the Lease Space. (1) Electricity for lighting, air conditioning, and other equipment in the Lease Space (including electricity and maintenance costs for equipment installed in shared areas that are exclusively used by the Lessee) (2) Cost of cleaning the Lease Space (including garbage disposal costs) (3) Water and gas charges in the Lease Space (4) Other expenses incurred in connection with the Lessee’s use of the Lease Space Article 8 (Payment Method) 1. The Lessee shall pay rent, Common Area Charges and Miscellaneous Expenses as follows by transfer into a bank account designated by the Lessor. The Lessee shall bear transfer fees. (1) Rent and Common Area Charges for the following month shall be paid by the last day of each month, and payment for the following two months or more shall not be accepted. (2) The amount of Miscellaneous Expenses requested by the Lessor or a party designated by the Lessor shall be paid by the specified due date.

(3) The payments provided for in the preceding two items shall be made each month and may not be paid for multiple months at once. 2. If the rent or Common Area Charges referred to in the preceding paragraph are for less than one (1) month, the amount shall be prorated based on the number of days in that month. Article 9 (Responsibility for Consumption Tax and Local Consumption Tax) The Lessee shall bear consumption tax and local consumption tax (hereinafter referred to as “Consumption Tax, etc.”) imposed on rent, Miscellaneous Expenses and various other payments the Lessee should make to the Lessor pursuant to this Agreement that are taxable under the Consumption Tax Act (hereinafter referred to as “Taxable Items”), and shall pay the Lessor an amount equal to such Consumption Tax, etc., added to the amounts due for the Taxable Items. If there is a change in the statutory tax rate for Consumption Tax, etc., the amount of Consumption Tax, etc. shall be calculated based on the new tax rate. Article 10 (Damages for Late Payment) If the Lessee delays payment of rent or other obligations, the Lessee shall pay the Lessor damages for late payment calculated at a rate of 14% per annum (pro-rated on the basis of 365 days per year) on the amount overdue; provided, however, that payment of such damages by the Lessee shall not prevent the Lessor from exercising the right of termination set forth in Article 20. Article 11 (Prohibition of Assignment of Lease, Subleasing, or Co-occupying, etc.) The Lessee must not engage in any of the following acts without written consent from the Lessor: (1) Assign or sublease the right of lease to a third party, or allow a third party to use the Lease Space for any reason whatsoever. (2) Assign all or a part of the rights under this Agreement to a third party or provide such rights as collateral. (3) Allow all or a part of the rights under this Agreement to be assigned to a third party through a business transfer, merger, company split, or any other reason. (4) Allow a third party to co-occupy the Lease Space or display an occupant’s name other than that of the Lessee. (5) Change the nature and type of business in the Lease Space. (6) Install and use telephones, fax machines, telex machines and other telecommunication facilities in a name other than the Lessee.

Article 11-2 (Green Lease) The Lessor and the Lessee shall respect the purpose of the Act on Promotion of Global Warming Countermeasures (Act No. 50 of 2016), the Green Lease Guide, etc., and shall cooperate with each other as follows: （1） The Lessor and the Lessee shall work together to improve the environmental performance of the Building. （2） The Lessor and the Lessee shall work to maintain and improve the comfort of the occupants of the Building. （3） The Lessor and the Lessee shall cooperate with each other to obtain and maintain Green Building Certification. （4） The Lessor shall endeavor to provide the Lessee with following data on the Building in a format separately agreed upon by the Lessor and the Lessee, aiming to work together to reduce the Building’s energy consumption. The frequency of data provision by the Lessor shall be no less than once per year. 1) Electricity, gas, and other fuel consumption 2) Greenhouse gas emissions 3) Water usage 4) Volume of waste generated, treatment and recycling status 5) Indoor environmental management status （5） The Lessor and the Lessee shall strive to reduce the amount of waste generated during renovation work and to use materials that are environmentally friendly and take the health and comfort of the occupants into consideration (including the Lessee’s employees, etc. , and the same applies hereinafter in this Article). If the Lessor has prepared a program for the renovation of the lease units with respect to the Building, the Lessee shall endeavor to carry out renovation work in accordance with such program. （6） The Lessor and the Lessee shall endeavor to select providers of public services, such as electric and water, that take the global environment and sustainability into consideration by, for example, selecting providers that use a high ratio of renewable energy. （7） The Lessor and the Lessee shall strive to reduce the amount of waste generated when cleaning the Building, and shall strive to ensure that the chemicals, etc. used in the cleaning of the Building that give consideration to the environment and the health and comfort of the occupants. （8） The Lessor and the Lessee shall endeavor to work together to maintain and manage the Building, including this Article, as agreed in order to maintain and improve the sustainability of the Building. （9） The Lessor and the Lessee shall cooperate if a decision is made to install submeters to measure energy consumed in the part of the Building exclusively used by the Lessee and shall work together to reduce the Building’s energy consumption. （10） The Lessor and the Lessee shall endeavor to maintain the health and comfort of the occupants of the Building with respect to the part of the Building exclusively used by the Lessee. No. 12 Article 12 (Changes to Original State, etc.) 1. If the Lessee intends to newly install, remove, or alter fixtures and equipment, or make other changes to the original state of the Lease Space, or if the Lessee intends to install billboards or signs, etc. in the Lease Space, the Lessee must notify the Lessor by submitting plans and construction drawings and obtaining the Lessor’s written approval in advance. 2. In principle, the construction work referred to in the preceding paragraph shall be ordered from the Lessor or a contractor designated by the Lessor and shall be performed during the Lease Term. 3. The Lessee shall bear all costs incurred in altering the original state, etc. and the Lessee shall bear taxes and public dues imposed on the fixtures and equipment newly installed or added by the Lessee, irrespective of in whose name the taxes are levied. 4. If any inconvenience related to the Building Standards Act, the Fire Service Act, or other related regulations arises as a result of changes to the original state, etc., or if any guidance is received from a relevant government agency, the Lessee shall immediately remedy the situation at its own responsibility and expense. 5. The Lessee shall, in principle, have a party designated by the Lessor perform maintenance and management of the various structures and equipment installed by the Lessee according to the specifications and details specified by the Lessor, and the Lessee shall bear all costs involved in such work. Article 13 (Compensation for Loss or Damage) 1. If the Lessee or its agents, employees or contractors, any person with access to the Lease Space, or any other person associated to such persons, intentionally or negligently causes loss or damage to the Lessor or any other tenant in the Building or any other third party, or causes loss or damage to the Building or the Lease Space, the Lessee shall be liable for compensation for such loss or damage.

2. The Lessor shall not be liable for any compensation, and the Lessee shall not make any claim against the Lessor for any loss or damage suffered by the Lessee or its agents, employees or contractors, any person with access to the Lease Space, or any other person associated to such persons, as a result of actions or failures to act by third parties such as other tenants in the Building. Article 14 (Repairs) 1. The Lessor shall undertake repairs, alterations, and modification work necessary to maintain and preserve the Building’s structure and annexed facilities, and the Lessee must cooperate with the Lessor when undertaking such work. 2. The Lessee shall bear the cost of repairs (including repainting) to walls, ceilings, and floors, etc. in the Lease Space and the cost of repairs incurred due to grounds attributable to the Lessee, and once the need for such repairs arises, the Lessee shall undertake the repairs immediately after conducting the procedures set forth below. 3. The Lessee shall promptly notify the Lessor when discovering areas requiring the repairs referred to in the preceding 2 paragraphs. Notwithstanding the provisions of Article 607- 2 of the Civil Code, and regardless of whether such repairs are to be made at its own expense, the Lessee shall obtain prior written consent from the Lessor before undertaking the repairs set forth in the preceding paragraph; provided, however, that the Lessee may undertake repairs itself by notifying the Lessor in advance if the situation has a serious effect on the Lessee’s life or property, etc. or in an emergency. If it is not possible to notify the Lessor due to unavoidable reasons, the Lessee shall notify the Lessor promptly after the fact. Article 15 (Indemnity) 1． The Lessor shall not be liable for any temporary suspension of the use of the common areas or the Leased Space due to repairs, alterations or modification work, etc. to the Building by the Lessor, and the Lessor and the Lessee confirm that such temporary suspension of use shall not constitute a case in which it is “no longer be possible to use or profit from part of a leased thing due to grounds such as loss” set forth in Article 611 of the Civil Code. 2． The Lessor shall not be liable for any loss or damage suffered by the Lessee or its agents, employees or contractors, or by any person with access to the Lease Space, or any other person associated to such persons, due to an earthquake, fire, flood or other disaster, theft, equipment failure, or any other grounds not attributable to the Lessor.

Article 16 (On-site Inspections) 1. The Lessor and the Lessor’s employees may access the Lease Space and conduct inspections and take appropriate measures having notified the Lessee in advance, when necessary for building maintenance, sanitation, crime prevention, fire prevention, first aid, and other building maintenance and management; provided, however, that in emergencies, when the Lessor is unable to notify the Lessee of such fact in advance, the Lessor shall promptly report to the Lessee after the fact. 2. In the case referred to in the preceding paragraph the Lessee must cooperate with the Lessor’s measures. Article 17 (Duty of Due Diligence) 1. The Lessee must use the Lease Space and Common Areas with the due care of a prudent manager. 2. The Lessee must not engage in any acts that cause a nuisance to other tenants or otherwise damage the Building, including the Lease Space. Article 18 (Building Rules, etc.) The Lessee must comply with the building rules, etc. established by the Lessor as part of this Agreement. Article 19 (Security Deposit) 1. The Lessee shall deposit the security deposit stated in item (8) of the Summary of Terms as a security deposit (hereinafter referred to as the “Security Deposit Amount”) with the Lessor in order to secure the performance of the Lessee’s obligations under this Agreement and any other agreements executed by the Lessor and the Lessee in connection to this Agreement (hereinafter referred to as “Ancillary Agreements”); provided, however, that the Lessor shall not charge interest on such Security Deposit Amount. 2. If the Lessee defaults on overdue rent, compensation for loss or damage, or other obligations under this Agreement or the Ancillary Agreements, the Lessor may appropriate the security deposit to such payments without notice and in such case, the Lessee must compensate for the shortfall in the security deposit within five (5) business days of receipt of the notification of such appropriation. 3. The Lessee may not assert use of the security deposit to offset rent or other obligations until vacation of the Lease Space. 4. If this Agreement terminates and the Lessee fully vacates the Lease Space having returned it to its original state, the Lessor shall return to the Lessee the Security Deposit Amount less any of the Lessee’s defaulted obligations to the Lessor under this Agreement and the Ancillary Agreements. 5. In the event of a rent increase pursuant to Article 5, the Security Deposit Amount shall be changed in accordance with the formula stated in item (8) of Summary of Terms, based on the increased monthly rent, and the Lessee must, upon demand by the Lessor, promptly pay the Lessor the difference between the amount deposited as the security deposit and the increased Security Deposit Amount (or the balance if the Lessor has appropriated the security deposit to the Lessee’s outstanding obligations) and the increased amount. 6. The Lessee must not transfer obligations relating to the security deposit to a third party or use such obligations as collateral for debts. Article 20 (Termination) 1. If the Lessee falls under any of the following items, the Lessor shall give the Lessee notice to correct the situation within 14 days, and if the Lessee fails to correct the situation during such period, the Lessor may terminate this Agreement immediately: (1) When the Lessee breaches any of the provisions of this Agreement or the Ancillary Agreements. (2) When the Lessee fails to comply with the building rules, etc., set forth in Article 18. (3) When the Lessee has not used the Lease Space for three (3) months or more. (4) When the Lessee has received guidance or corrective recommendations from a relevant government agency. 2. Notwithstanding the provisions of the preceding paragraph, if the Lessee falls under any of the following items, the Lessor may terminate this Agreement immediately without giving the Lessee any notice. (1) When the Lessee has neglected payment of rent and other monetary obligations for one (1) month or more; (2) When the Lessee has breached material obligations under this Agreement (including, but not limited to, the obligations stipulated in items (1) to (6) of Article 11). (3) When the Lessee has caused significant disruption to occupancy and use by other tenants of the Building; (4) When the Lessee or the joint and several guarantor is subject to the suspension of bank transactions or seizure, provisional seizure, provisional disposition, compulsory execution, or disposition for delinquency, etc.

(5) When the Lessee or the joint and several guarantor has filed for dissolution, special liquidation, commencement of bankruptcy proceedings, commencement of rehabilitation proceedings, commencement of corporate reorganization proceedings, specified mediation or other insolvency proceedings. (6) When the Lessee or the joint and several guarantor is an individual and he or she dies or an assistant, curator, adult guardian or voluntary guardian is appointed under the adult guardianship system. (7) When the Lessee ceases to use the Lease Space for one (1) month or more without any notice to the Lessor, and fails to pay rent, Common Area Charges and Miscellaneous Expenses and the whereabouts of the Lessee are unknown (missing). (8) When facts are discovered that violate the representations, warranties and covenants in Article 33. (9) When the Lessee or the joint and several guarantor, or the Lessee’s or the joint and several guarantor’s officers, shareholders or other persons who have substantial control of the Lessee or the joint and several guarantor or their principal employee, is found to fall under any of the following, or the Lessee has allowed such persons to repeatedly and continuously use the Lease Space, access the Lease Space, or when any similar conduct has taken place: (a) An organization that is likely to encourage collective or habitually violent acts, any person who belongs to such an organization, or any person who does business with such an organization or a person who belongs to such an organization (b) An organization that is subject to disposition under the Act on the Control of Organizations Which Have Committed Acts of Indiscriminate Mass Murder, any person who belongs to such an organization, or any person who does business with such an organization or a person who belongs to such an organization (c) Persons engaged in a sex related business defined in Article 2, Paragraph (5) of the Act on Control and Improvement of Amusement Businesses, etc., persons engaged in a customer service entrusted business defined in Article 2, Paragraph (13) of the same Act on behalf of such persons, and other persons who intend to use the Lease Space on behalf of such persons (d) Persons engaged in or suspected of being engaged in acts involving concealing or receiving crime proceeds, etc. set forth in the Act on Punishment of Organized Crimes and Control of Crime Proceeds and any persons who do business with such persons

(e) Persons restricted from collecting claims defined in Article 24, Paragraph (3) of the Money Lending Business Act or equivalent persons (f) Organized crime groups, designated organized crime groups, associations of designated organized crime groups, organized crime group members defined in Article 2 of the Act on Prevention of Unjust Acts by Organized Crime Group Members, or persons for whom five (5) years have not yet passed since ceasing to be organized crime group members (hereinafter referred to as “Organized Crime Group Members, etc.”), persons who are likely to have Organized Crime Group Members, etc. engage in their work or to use Organized Crime Group Members, etc. as their assistants, corporations with Organized Crime Group Members, etc. as officers, or persons who is otherwise recognized as being under the influence of organized crime groups or Organized Crime Group Members, etc. (g) Persons who are likely to intimidate people or cause others to be confused through language or behavior that harms the tranquility of their daily life or work, or persons who may are likely to have such persons engage in their work or to use such persons as their assistants (10) When the Lessee or the joint and several guarantor, or the Lessee’s or the joint and several guarantor’s officers, shareholders or other persons who have substantial control of the Lessee or their principal employee is subject to criminal prosecution, has engaged in an act that violates public order and morals, or when there are facts that cause a significant loss of the Lessee or the joint and several guarantor credibility, or circumstances have arisen that make it difficult to continue this Agreement. 3. If the Lessor terminates this Agreement in accordance with the preceding two paragraphs, the Lessee must pay to the Lessor an amount equal to six (6) months’ rent and Common Area Charges; provided, however, that the Lessor’s claim for compensation for loss or damage against the Lessee shall not be precluded. Article 21 (Termination without Cause) 1. If intending to terminate this Agreement during the lease term, the Lessor or the Lessee must give the other party six (6) months’ advance notice thereof in writing (hereinafter referred to as “Notice of Termination”); provided, however, that the Lessee may terminate this Agreement immediately by paying an amount equivalent to six (6) months’ rent and Common Area Charges in lieu of the Notice of Termination. 2. If the Lessee requests termination with less than the advance notice period referred to in the preceding paragraph, the Lessee may terminate this Agreement by paying the Lessor rent and Common Area Charges to cover the shortfall in the notice period. 3. The Lessee may not withdraw the Notice of Termination or change the date of termination without the Lessor’s consent. Article 22 (Cancellation Prior to the Start of the Contract Period) During the period from the date of execution of this Agreement to the start of the lease term stated in item (3) of the Summary of Terms, the Lessee may cancel this Agreement by waiving its right to receive refund of the security deposit stated in item (8) of the Summary of Terms; provided, however, that Lessor’s claim for compensation for loss or damage against Lessee shall not be precluded. Article 23 (Expiration) 1. If the entire Lease Space can no longer be used and profited from due to loss or other reasons (including the loss of or damage to all or part of the Building), this Agreement shall automatically terminate. 2. If the facts set forth in preceding paragraph are caused by a natural disaster or other grounds not attributable to the Lessor, the Lessor shall not be liable for any loss or damage suffered by the Lessee as a result, and the Lessee may not make any monetary or other claims, regardless of the pretext. 3. If the Lessee is no longer able to use and profit from the Lease Space due to the loss or damage to any part of the Building or for any other reason, the Lessee must notify the Lessor of such fact. In such case, in the event such facts have arisen due to circumstances that cannot be attributed to the Lessee, the Lessor and the Lessee shall resolve the matter by reaching an agreement following consultation in good faith regarding the facts. Article 24 (Vacation and Restoration) 1. When this Agreement terminates due to the expiration of term, termination or other grounds, the Lessee shall vacate the Lease Space to the Lessor in accordance with the provisions in the following and subsequent paragraphs; provided, however, that this shall not apply if this Agreement is terminated automatically due to the reasons set forth in the preceding Article and vacation set forth in this Article is impossible. 2. The Lessee shall remove, at its own expense, all structures and equipment installed by the Lessee in the Lease Space and any property owned by the Lessee, by the termination of this Agreement, and shall remove and handover to the Lessor, at the Lessee’s expense, any property owned by the Lessor which the Lessor has installed at the Lessee’s request.

The Lessee shall also repair, at its own expense, any damage to the Lease Space or its annexed facilities and fixtures, and shall restore the Lease Space to its original state at the time the Lessee took up occupancy and vacate the Lease Space to the Lessor. The original state of the Lease Space at the time the Lessee takes up occupancy shall be as set forth in the Confirmation of Original State prepared incidental to this Agreement, and the scope of restoration shall include repairs to wear and tear and deterioration over time resulting from normal use and profiting from the Lease Space, and the re-papering, replacement and repainting of all walls, ceilings and floors, etc. in the Lease Space. 3. Construction work related to the restoration referred to in the preceding paragraph shall be ordered from the Lessor or a contractor designated by the Lessor, at the Lessee’s expense. 4. If the Lessee fails to take the restoration measures for the Lease Space set forth in paragraph 2 by the time this Agreement terminates, the Lessor may take restoration measures at the Lessee’s expense and responsibility and the Lessee shall not object thereto. 5. Any items left in the Lease Space after the Lessee has vacated the Lease Space shall be deemed to have been abandoned by the Lessee, and the Lessor may dispose of such items at its discretion. In such cases, the Lessor may demand expenses required for such removal and disposal from the Lessee. 6. If the Lessee fails to vacate the Lease Space at the same time that this Agreement terminates, the Lessee shall pay the Lessor an amount equal to double the amount of rent, Common Area Charges, and other Miscellaneous Expenses for the period from the day immediately after the termination of this Agreement to the date of completion of vacation, and if the Lessor suffers any loss or damage due to the delay in vacating the Lease Space, the Lessee shall compensate for such loss or damage. Article 25 (Right to Demand Purchase of Fixtures, etc.) When vacating the Lease Space, the Lessee shall not make any demands for reimbursement of necessary or beneficial expenses spent on the Lease Space, fixtures and equipment, or any demands for relocation fees, compensation for eviction, or key money, etc., regardless of the reason or pretext, nor may the Lessee demand that the Lessor purchase any of the fixtures and equipment installed in the Lease Space at its own expense. Article 26 (Joint and Several Guarantor) 1. The joint and several guarantor shall be jointly and severally liable with the Lessee for all obligations the Lessee bears under this Agreement up to a maximum (hereinafter referred to as the “Maximum Amount”) of an amount equivalent to the total of 24 months’ of rent stated in item (6) of the Summary of Terms and Common Area Charges stated in item (7) of the Summary of Terms at the time this Agreement is executed (70,920,000 yen). In the event that this Agreement is renewed, the joint and several guarantor shall continue to be jointly and severally liable with the Lessee for all obligations the Lessee bears under the renewed Agreement to the extent of the Maximum Amount. The joint and several guarantor confirm that the rent, etc. and other terms and conditions referred to in this Agreement are subject to change based on an agreement, etc. between the Lessor and Lessee. 2. The Lessee and the joint and several guarantor represent and warrant to the Lessor that, prior to execution of this Agreement, the Lessee has provided the joint and several guarantor with the following information and the joint and several guarantor has reviewed the information. In addition, the Lessee represents and warrants to the Lessor that the following information provided by the Lessee to the joint and several guarantor is true and accurate: (1) The Lessee’s assets, income and expenditure (2) Whether the Lessee has obligations that it bears other than the obligations under this Agreement and, if it does, the amount and performance thereof (3) If there is anything that has been provided or is to be provided by the Lessee as collateral for the obligations under this Agreement, a statement to that effect and the details thereof 3. If grounds for principal crystallization with regard to the main obligations arise (meaning the grounds prescribed in each item of Article 465-4, Paragraph (1) of the Civil Code, and the same applies hereinafter), or if the Lessor determines that the joint and several guarantor is inappropriate, the Lessee shall immediately appoint a new joint and several guarantor and after obtaining the Lessor’s approval, the Lessee shall ensure the joint and several guarantor executes a joint and several guarantee agreement with the Lessor. When the Lessee is unable to appoint a new joint and several guarantor or is unable to obtain approval from the Lessor, the Lessor may terminate this Agreement. 4. If a demand for performance is made against the joint and several guarantor, the effect of such demand for performance shall extend to the Lessee. 5. The Lessee and the joint and several guarantor agree in advance that the Lessor may provide information (including, but not limited to, the provision of information on the status of performance of the principal obligation provided for in Article 458-2 of the Civil Code) and other notices to the Lessee or the joint and several guarantor through the Building’s management or other contractors entrusted by the Lessor.

Article 27 (Court with Jurisdiction) The Lessor, the Lessee and the joint and several guarantor agree that the Tokyo District Court shall be the court with exclusive jurisdiction in the first instance when any disputes arise between the Lessor, the Lessee and the joint and several guarantor concerning this Agreement. Article 28 (Governing Law) This Agreement shall be governed by and construed in accordance with the laws of Japan. Article 29 (Provision of Personal Information to Third Parties) The Lessee and the joint and several guarantor shall agree in advance that personal information may be provided to a third party in the event of a possible future sale of the property or transfer of receivables, etc. Article 30 (Confidentiality Obligations) The Lessor, the Lessee and the joint and several guarantor must not use the details in this Agreement for any purpose other than the purpose of this Agreement or divulge the details in this Agreement to any third party other than its directors, officers or employees; provided, however, that this shall not apply if the information that constitutes the details in this Agreement becomes public knowledge, if such information is obtained from a third party without restrictions on maintaining confidentiality, if such information was developed independently without using information disclosed by the other party, if disclosure is required by law or by judicial, administrative, or other legal procedures, if disclosure is required by a supervisory government agency or in inspections, etc. by self-regulatory organizations, or if disclosure is to professional advisors, such as attorneys, certified public accountants, and tax accountants, who assume a duty of confidentiality pursuant to laws and regulations. Furthermore, the Lessor shall not be precluded from disclosing the details in this Agreement to the Building’s owner (including both the trustee and the beneficiaries, if a trust is established for the Building) and its affiliated companies, asset advisors, potential buyers of the Building or trust beneficial interests to which the Building is a trust asset, and (potential) fund providers and (potential) investors in the Building. Article 31 (Matters not Addressed) Any matters not provided for in this Agreement or any doubts arising from the interpretation of the contractual provisions shall be resolved through consultation in good faith by the Lessor and the Lessee in accordance with laws and regulations and the general business practices for rental buildings. Article 32 (Documents to be Submitted) 1. When executing this Agreement, the Lessee and the joint and several guarantor shall each submit to the Lessor a certified copy of their commercial register (or a copy of their residence certificate if the Lessee and joint and several guarantor are individuals) and a copy of their certificate of registered seal. 2. If after executing this Agreement, the Lessee’s or the joint and several guarantor’s address, trade name, representative, business purpose, or other details listed in the commercial register (or their address, name, or other personal details if the Lessor or the joint and several guarantor is an individual) or the seal they use changes, the Lessee shall notify the Lessor without delay, by providing documents evidencing such change. Article 33 (Exclusion of Anti-social Forces) The Lessee and the joint and several guarantor represent and warrant the matters set forth in each of the following items to the Lessor as of the date of execution of this Agreement, and covenant that they shall not violate the matters set forth in each of the following items at any time in the future: (1) Neither the Lessee nor the joint and several guarantor are an organized crime group, a company closely related to an organized crime group, a corporate racketeer or anything similar, a member thereof or any other person set forth in (a) to (g) of item (9) of paragraph 2 of Article 20 (hereinafter collectively referred to as “Anti- social Forces, etc.”). (2) The Lessee’s or the joint and several guarantor’s officers (meaning managing employees, directors, executive officers and any persons in similar positions) are not Anti-Social Forces. (3) The Lessee and the joint and several guarantor has not allowed Anti-social Forces, etc. to use its name to execute this Agreement. (4) The Lessee and the joint and several guarantor shall not engage in the following acts themselves or using a third party: 1) Any act that uses threatening language or violence against the other party. 2) Acts that disrupt business or damage the credibility of the other party using fraudulent means or force. Article 34 (Liability for Non-Conformity)

Repairs to the Lease Space shall comply with the provisions of Article 14 of this Agreement, and the Lessor shall not assume any liabilities defined in Articles 560 to 565 of the Civil Code that apply mutatis mutandis in accordance with Article 559 of the Civil Code, except for the repair obligations set forth in said Article. END

In witness whereof, the parties hereto have caused this Agreement to be executed in duplicate, each party retaining one (1) copy thereof respectively. MMM DD, 2023 Lessor: 3-33-1, Shiba, Minato-ku, Tokyo Real Estate Trustee Sumitomo Mitsui Trust Bank, Limited Yoshinori TAKAOKA, General Manager, Real Estate Custody Department Lessee: 1-8-1 Shimo-Meguro, Meguro-ku, Tokyo LifeVantage Japan Corporation Representative Director: Steven Richard FIFE